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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Spence-Lingo & Company, Ltd
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

02-0808637
(I.R.S. Employer Identification No.)

656 A Bellemeade Avenue Atlanta, GA 30302
(Address of principal executive offices)

30302
(Zip Code

770-369-1889
Registrants telephone number, including area codeSecurities to be registered pursuant to Section 12(b) of the Act:
Title of each class: Common Share Class A
to be so registered each class is to be registeredName of each exchange on which to be so registered each class is to be registered
OTC- Bulletin Board

Securities to be registered pursuant to Section 12(g) of the Act:
None-This offer does not include any exempt issues

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-
2 of the Exchange Act.
Smaller Reporting Company

Please find the accompanying Form -10 for your review. Also, I have prepared here a complete statement in response to Items 1-15 of Form  10.

Item 1. Business

Spence-Lingo & Company was formed in 2006 as a family-owned limited liability corporation. Currently, the corporation holds d/b/a The FreedomTree Financial Group which functions as a life insurance agency and securities retailer. In consideration of the nature of the insurance and financial services industry, plans are underway to hire additional representatives in order to pool revenue.

Item 1A. Risk Factors

Pursuant to section 229.503(a)Title 17: Commodity and Securities Exchanges the address and phone number of the entity:

Mailing: P.O. Box 4421 Atlanta, GA 30302	Physical: 656 A Bellemeade Avenue Atlanta, GA 30318

Risk factors are listed below.

  Lack of an operating history. The company was founded in July 2006 and has a two-year operating history. The fiscal year ends on August. 31.
  Lack of profitable operations in recent periods. The company has averaged meager income due to the lack of capital-in-surplus.
  Financial position>
Assets
Cash.....$3,000

Equipment and Supplies....$1,200

Liabilities
Credit Cards.....$0

Book Value
$4,200

  The proposed Business Plan is attached as Exhibit 1.

The existing assumption is that the equity offering will be well received by the market.

Item 2. Financial Information

301 Selected financial data. Pursuant to section (c) smaller reporting companies are not required to provide the information required by this item.

303 Management's discussion and analysis of financial condition and results of operations.

(a)(1) Liquidity - In the arena of financial services sales tend to peak between mid-January and September. The possible revenue is truly exponential. The FreedomTree Financial Group offers no tangible product. As such, liabilities resulting from equipment leases, inventory and other necessities of a physical plant are held to marginal levels.

(2) Capital resources  Presently, the company intends to direct capital to employee wages, salaries and marketing support. The anticipated source of funds needed to fulfill such a commitment ranges from 15 million to 25 million dollars for the most recent fiscal year. The firm projects growth of about 27% annually. The firm expects there to be no discernable trend-either favorable or unfavorable in the registrants capital resources.

(3) Results of operations  Typically, the firm experiences a level-load of expenses throughout its fiscal year. Modest amounts are expended to cover accruements of a business office such as printer cartridges, paper and supplies. The firm expects there to be no discernable trend-either favorable or unfavorable in the registrants revenue. Net revenue is strongly tied to time management. The firm expects there to be no discernable trend-either favorable or unfavorable in the registrants net sales or revenues contingent upon inflation. Net sales and revenue are largely dependent upon time management. Inflation has had a negligible effect upon sales. The FreedomTree Financial Group currently offers no in-house financial product. The firm brokers stock, mutual funds and insurance products; the price of insurance products vary with many factors including mortality indexes and the expenses and returns of the respective insurance carrier.

(4) Off-balance sheet arrangements  There are currently no off-balance sheet arrangements.

(5) Tabular disclosure of contractual obligations -

Contractual obligations	Payments due by period			35 years	More than 5 years
	Total	Less than 1 year	13 years
[Long-Term Debt Obligations]	0
[Capital Lease Obligations]	0
[Operating Lease Obligations]	0
[Purchase Obligations]	0
[Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP]	0
Total	0

(b) Interim periods  The firm presently holds no interim financial periods.

(1) Material changes in financial condition  There are no reportable changes involving interim financial periods.

(2) Material changes in results of operations - The firm has no reportable changes involving its operations and their influence upon net income.

(c) Safe harbor - Please review the Item 2 303 (a)(3)iv ,(4), (5). The company expects that forward-looking debt obligations will remain at marginal levels.

305 Quantitative and qualitative disclosures about market risk.

(a) Quantitative information about market risk - The firm presently holds the majority of its assets in cash and other fixed instruments.

(b) Qualitative information about market risk - The firm presently holds no instruments which are vulnerable to market risk exposure.

(c) Interim periods  Interim financial periods are not included in the firms bookkeeping periods.

(d) Safe Harbor  There are no projections as to the ownership of marketable instruments at this time.

Item 3. Properties

102 Description of property

The physical plant of Spence-Lingo & Company, Ltd shall be situated at 656 A Bellemeade Ave .   Atlanta, GA 30318.The office space is in a residential area. Plans are to hire additional aids soon after statement becomes effective which will generate revenue.

Item 4. Security Ownership of Certain Beneficial Owners and Management

403 Security ownership of certain beneficial owners.

The firm currently is proposing an issue of 18,000,000 shares and is authorized to issue 1,000,000,000 shares.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Share Class A	FreedomTree Mutual Funds and Asset Management,LLC P.O. Box 4421 Atlanta,GA 30302	16,200,000	90% of of primary issue pending secondary issue of 5.4 million shares resulting in 60-70% ownership

(b) Security ownership of management. Managers currently do not own shares

(1) Title of class	(2) Name of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
0	0	0	0

(c) Changes in control  There are no foreseeable changes in control of the corporation.

Item 5. Directors and Executive Offices

401 Directors, executive officers, promoters and control persons.

(a) Identification of directors  the Board of Directors positions are vacant

(b) Identification of executive officers

Jermaine E. Spence     27   CEO Position is filled indefinitely

Shonna C. Lingo         35   CFO Position is filled indefinitely

Delphine S. Lingo       54    SEC Position is filled indefinitely

(c) Identification of certain significant employees  the company employees no other significant employees.

(d) Family relationships  Delphine S. Lingo Mother

Shonna C. Lingo Daughter

Jermaine E. Spence Son

(e) Business experience  Background.

Jermaine E. Spence

Education:         NASD Series 6, 63, 66
Georgia Insurance License Life/Accident/Health & Variable Products
Masters of Accounting and Financial Management  Keller School of Management, Devry University
B.S. Psychology Georgia State University; Atlanta, GA-

Financial Sales Consultant/Owner August 2006 - Present The FreedomTree Financial Group

Financial Services Representative January 2006-July 2006 Metropolitan Life Insurance Company and MetLife Securities, Inc.

Agent/Intern September 2005  November 2005 New York Life Insurance Company

Telemarketer October 2002 November 2005 Creative Energy of Atlanta

Licensed Credit Specialist December 1999 - Montgomery Wards

Shonna C. Lingo Education:  B.A. Business  Troy University 2012 Employed in the area of allied health.

Delphine L. Lingo Lingo Exterminators  a 35+ year pest extermination business

(2) Directorships  directors hold no other significant positions either within or outside the corporation.

(f) Involvement in certain legal proceedings  no employee of the company:

(1) has been found insolvent due to bankruptcy proceedings

(2) been convicted in a criminal proceeding

(3) is subject to any order, judgment or decree forbidding participation in the sale or market of

(i) Insurance products or securities

(ii) Engaging in any type of business practice

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) No director or executive of the corporation has been the subject of any order or judgment suspending or barring him/her from engaging in activities stated in (f)(3)(i) of  Title 17: Commodity and Securities Exchanges 229.401.

(5) No director or executive of the corporation has been the subject of any order or judgment in a civil action by any jurisdiction or the Commission to have violated any Federal or State securities law.

(6) No director or executive of the corporation has been the subject of any order or judgment in a civil action by any jurisdiction or the Commodity Futures Trading Commission to have violated any Federal commodities law

(g) Promoters and control persons.

(2) There are no control persons which have reportable events for section (f)1 through (f)6 of  Title 17: Commodity and Securities Exchanges 229.401.

Item 6. Executive Compensation

402 (a) General  (1) Treatment of foreign private issuers Spence-Lingo & Company, Ltd is a domestic entity.

(2) All compensation covered.  Spence-Lingo & Company, Ltd. is managed by a CEO and CFO who are both solely compensated via commission; they are no other salary or wage earning employees.

(3) Persons covered.

(i)  All individuals serving as principal executive officer during the last completed fiscal year: Jermaine E. Spence

(ii) All individuals serving as principal financial officer during the last completed fiscal year: Shonna C. Lingo

(iii) There are no other highly compensated executive officers who have or are serving as executive officers at the end of the last completed fiscal year; and(iv)There are no other individuals for whom disclosure would be necessary

.(4) Information for full fiscal year.  Disclosure of named executive(s) compensation for full fiscal year:

Name	Position/Title	Monthly or Yearly Compensation
Jermaine> E. Spence	CEO	$6,000 monthly average
Shonna> C. Lingo	CFO	Monthly average varies

(b) Compensation discussion and analysis (1) Please find below a discussion of the compensation awarded to, earned by, or paid to the named executive officers.

(i) The objectives of the registrants compensation programs: The Company seeks to provide fair compensation to company employees. The income potential is limitless

(ii) What is compensation program is designed to reward: The program is designed to reward those individuals (1) who have excellent time management skills, (2) who exemplify mastery product knowledge, (3) who closely match product recommendations with client needs, (4) who balance commission potential and ethics in favor of the client. (4) who deliver unparallel customer service under girded by kindness and good will.

(iii) Each element of compensation: Compensation is 100% commission only. Surplus paid-in-capital will be appropriated to base salary allotments.

(iv) Why the registrant chooses to pay each element: Please see preceding (i)-(iii)

(v) How the registrant determines the amount (and, where applicable, the formula) for each element to pay; and: Please see preceding (i)-(iv)

(vi) How each compensation element and the registrants decisions regarding that element fit into the registrants overall compensation objectives and affect decisions regarding other elements:   Please see preceding (i)-(vi).

(2) Discussion continued

(i) The policies for allocating between long-term and currently paid out compensation: All compensation is currently paid as earned.

(ii) The policies for allocating between cash and non-cash compensation, and among different forms of non-cash compensation: All compensation is paid in cash.

(iii) The basis for allocating compensation to each different form of award such as relationship of the award for the achievement of the registrants long-term goals, managements exposure to downside equity performance risk, correlation between cost to registrant and expected benefits to the registrant:  All compensation is paid in cash.

(iv) How the determination is made as to when awards are granted, including awards of equity-based compensation such a options: All compensation is paid in cash.(v) What specific items of corporate performance are taken into account in setting compensation policies and making compensation decisions: All compensation is paid in cash. Sales, sales, sales result in the greatest earnings.

(vi) How specific forms of compensation are structured and implement to reflect these items of the registrants performance, including whether discretion can be or has been exercised (either to award compensation absent attainment of the relevant performance goal(s) or to reduce or increase the size of any award or payout), identifying any particular exercise of discretion, and stating whether it applied to one or more specified named executive officers or to all compensation subject to the relevant performance goal(s): All compensation is paid in cash.

(vii) How specific forms of compensation are structured and implemented to reflect the named executive officers individual performance and/or individual contribution to these items of the registrants performance, describing the elements of individuals performance and/or contribution that are taken into account:  All compensation is paid in cash. In consideration of tax treatment and earnings, executives may receive bonus income.

(viii) Registrant policies and decisions regarding the adjustment of recovery of awards or payments if that relevant registrant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award of payment:  All compensation is paid in cash. Each employee ledger account is maintained individual for charge backs and adjustments.

(ix) The factors considered in decisions to increase or decrease compensation materially: Compensation is linked to commission only.

(x) How compensation or amounts realizable from prior compensation are considered in setting other elements of compensation (e.g., how gains from prior option or stock awards are considered in setting retirement benefits): All compensation is paid in cash.

(xi) With respect to any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) at, following, or in connection with any termination or change-in-control, the basis for selecting particular events as triggering payment (e.g., the rational for providing a single trigger for payment in the event of a change-in-control): All compensation is paid in cash.

(xii) The impact of the accounting and tax treatments of the particular form of compensation: The tax treatment of stated compensation style is nominal and within Federal and State boundaries.

(xiii) The registrants equity or other security ownership requirements or guidelines (specifying applicable amounts and forms of ownership), and any registrant policies regarding hedging the economic risk of such ownership: Spence-Lingo & Company presently has no equity or debt holdings.

(xiv) Whether the registrant engaged in any benchmarking total compensation, or any material element of compensation, identifying the benchmark and, if applicable, its components (including component companies): Brokers have minimal production requirements.

(xv) The role of executive officers in determining executive compensation: Executive compensation is dependent upon Board of Directions review and individual sales performance.

(c) Summary compensation table

(1) General. Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
PEO
Jermaine Spence	2007	6000/month	0	0	0	0	0	0	6000/month
PFO
Shonna C. Lingo	2007	Pay varies	0	0	0	0	0	0	0

A

B

C

(2) Table included above:

(A) There are no reportable amounts related to defined benefit plans, pensions or other actuarial plans.

(B) There are no reportable amounts related to above-market or preferential earnings on compensation.

(ix) There is no other compensation for the covered fiscal year that could be properly reported in any other column of the Summary Compensation Table.

(A) There are no perquisites, personal benefits or property to be reported.
(B) There were no other disbursement or gross-ups during the fiscal year.
(C) There are no reportable amounts for any security owned by Spence-Lingo & Company, Ltd or its registrant.
(D) There are no reportable amounts paid due to:
(1) Termination, including without limitation through retirement, resignation, severance or constructive termination (including a change in responsibilities)
(2) A change in control of the registrant
(E) Spence-Lingo & Company has not many any reportable allocations or contributions to either vested or unvested defined contribution plans.
(F)   Spence-Lingo & Company has not paid any insurance premiums for the benefit of a named executive and has not had insurance premiums paid on its behalf.
(G)  Spence-Lingo & Company has not paid any dividends or any other dollar amounts or other earnings to stock or option awards.

(d) Grants of plan-based awards table:

(1) To date, the firm has not paid any grants of awards to executives. This section will be amended as need arises.

(e) Narrative disclosure to summary compensation table and grants of plan-based awards table: There is no other information related to grants of awards which needs to be disclosed.

(f) Outstanding equity awards at fiscal year-end table: The firm has paid no equity-based awards to its executives or any other employees.

(g) Option exercises and stock vested table: The firm currently has no reportable amounts related to option exercises or stock.

(h) Pension benefits: There are currently no reportable information related to pension-related payments or benefits.

(i)  Nonqualified defined contribution and other nonqualified deferred compensation plans.

(j)  Potential payments upon termination or change-in-control: Currently there are no payments arrangements related to  executive termination or changes-in-control.

(k) Compensation of directors: Currently they are no other employees other than executives.

(3) Narrative to director compensation table: Narrative not applicable. Compensation is based on cash.

(l) and items (m) through (r) Smaller reporting companies - information included in the following items (m) through (r) of this items are provided in (a) through (k)

 407 Corporate governance (e)(4) Compensation Committee Interlocks and Insider Participation

(i) and ections (A)  (C) Spence-Lingo & Company, Ltd does not currently have any persons who served as a member of the compensation committee of the registrants board of directors (or board committee performing equivalent functions) during the last completed fiscal year.

(ii) Spence-Lingo & Company, Ltd  has no officer or employees or any former officer of the registrant, who, during the last completed fiscal year, participated in deliberations of the registrant's board of directors concerning executive officer compensation.
(iii) The following disclosures related to other duties of the executive officers: (A) There are no reportable executive officers who served as a member of the compensation committee of other board committee or another entity.(B) There are no executive members who served as director of another entity.  (C) There are no executive officers of this registrant who served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the registrant.

Item 7. Certain Relationships and Related Transactions, and Director Independence

404

(a) Transactions with related persons. There are no reportable events related to the firm directors and outside transactions with control persons.
(b) Review, approval or ratification of transactions with related persons: There are no reportable events related to the firms policies regarding procedures for the review, approval, or ratification of any transactions required to be reported under paragraph (a) of this item.
(c) Promoters and certain control persons: Spence-Lingo & Company has not had any promoter or control person. (d) Smaller reporting companies:  sections 1-2 are not applicable. (3) Spence-Lingo & Company, LTD is an independent entity.

407 Corporate Governance

(a) Director independence - Spence-Lingo & Company, Ltd. does not have a separately designated audit, nominating or compensation committee or committee performing similar functions. Moreover, the firm currently does not employ board of directors.

(1) There are no reportable disclosures related to board of directors. For future reference and as is directed by this item, procedures for establishing the extent of independence of the board of directors will follow procedures set forth by the respective exchanges.

(2) Definitions regarding board of directors independence follow those of the respective exchanges or inter-dealer quotation system.

(3)  There are no reportable directors and/or nominees by which specific categories or types of any transactions, relationships or arrangements were not disclosed.

Item 8. Legal Proceedings

103

There are no pending proceedings involving the firm, including ordinary routine litigation incidental to the business, to which this registrant or any of its subsidiaries is a part or of which any of their property is subject.

Item 9. Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

201(a) Market information

(1)

(i)   This offering will be traded on the Over-the-Counter Bulletin Board market.
(ii)  The offering has not begun trading. As such there are no reportable figures for high and low sales prices.
(iii) Trading for this offering has not commenced as of yet. As such there is an absence of an established public trading market.
(iv) This registrant, Spence-Lingo and Company , LTD, is a domestic entity. Therefore, disclosure involving foreign registrants pursuant to 229.201(a)(1)(iv) is superfluous.
(v) Trading for this offering has not commenced as of yet. As such there is no price information available as of the latest practicable date, or, in the case of securities to be issued in connection with an acquisition, business combination or other reorganization.

(2) Pursuant to FORM 10 of the Exchange Act and relating to Class A Common equity, the disclosures are provided to indicate the amount(s) of common equity: That is subject to outstanding options or warrants to purchase, or securities convertible into, common equity of the registrant: 0 shares That could be sold pursuant to 230.144 or that the registrant has agreed to register under the Securities Act for sale by security holders: 0 shares are offered under an exempt basis That is being, or has been publicly proposed to be, publicly offered by the registrant (unless such common equity is being offered pursuant to an employee benefit plan or dividend reinvestment plan), the offering of which could have a material effect on the market price of the registrants common equity: This offering is for 18 million Class A Common Shares.

(b) Holders.  (1) As of the last practicable date, the approximate number of holders of each class of common equity of the registrant:0 shares of the company are outstanding. (2) To date, pursuant to this section 229.201(b)(2), there are no reportable information relating to an acquisition, business combination or other reorganization.

(c) Dividends (1) For the two most recent fiscal years, there have been no reportable dividends. (2) Considering current earnings, Spence-Lingo & Company has an ability to pay cash dividends in the foreseeable future.

(d) Securities authorized for issuance under equity compensation plans. (1) The table below provides the information specified in paragraph (d)(2) of this item with respect to compensation plans (including individual compensation arrangements) under which equity securities of this registrant are authorize for issuance, aggregated as follows:> All compensation plans previously approved by security holders; and All compensation plans not previously approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	0	0	0

(3) There is no reportable compensation plan that this registrant has authorized for issuance, either with or without the approval of security holders.

(e) Performance graph (1) There is no reportable percentage change in this registrants cumulative total shareholders return on Class A of common stock.

(i)  The cumulative total return of a broad equity market index assuming reinvestment of dividends, that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization;

The adjacent graph is of the Nasdaq OTC Index - Other Financial.

Closing Price - 7/17/2008   4238.63

Prior year Closing Price - 5,643.74
$ +/- -1,405.11
% -24.90

(ii) The cumulative total returns, assuming reinvestment of dividends, of(A) A published industry or line-of-business index,

The adjacent graph is of the Nasdaq OTC Index  Insurance

Closing Price - 7/17/2008 - 3,412.98

Prior year Closing Price - 4,260.51
$ +/- -847.53
% -19.89

(B) Peer issuer(s) selected in good faith. If the registrant does not select its peer issuer(s) on an industry or line-of-business basis, the registrant shall disclose the basis for its selection; or

The adjacent graph is of the Nasdaq OTC Amstar Finl Svcs Inc

Closing Price - 7/17/2008 - .014
Prior year Closing Price - 7/17/2007 .002
$ +/- +.012
% 600.00%

(C) Issuer(s) with similar market capitalization(s), but only if the registrant does not use a published industry or line-of-business index and does not believe it can reasonably identify a peer group. If the registrant uses this alternative, the graph shall be accompanied by a statement of the reasons for this selection.

The adjacent graph is of the Nasdaq OTC Americasbank Corp

Closing Price - 5/27/2008 .25
Prior year Closing Price - 7/17/2007 6.089
$ +/- -5.839
% - 95.89%

Item 10. Recent sales of unregistered securities; use of proceeds from registered securities.

701 The information provided below as required by this section--Item 701--provides information relating to the securities of this registrant within the past three years which were not registered under the Securities Act.

(a) Securities sold. There were no prior exempt transactions.
(b) Underwriters and other purchasers. There were no exempt transactions involving qualified underwriters and/or other qualified  purchasers.
(c) Considerations. There were no exempt transactions involving qualified underwriters and/or other qualified  purchasers.
(d) Exemption from registration claimed. There were no exempt transactions involving qualified underwriters and/or othe qualified  purchasers.
(e) Terms of conversion or exercise. There are no transactions involving conversions or other purchases.
(f) Use of Proceeds. As required by '230.463 of this chapter, this issuer will report the use of proceeds on its first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d).

Item 11. Description of Registrant’s Securities to be Registered.

202(a) Capital stock. Common Share  Class A - Voting

(1) Here follows a brief outline

(i) dividend rights: Dividends will be paid as allowable by net income. Please email info@freedomtreefinancial.com for earnings reports or visit www.FreedomTreeFinancial.com
(ii) terms of conversion: This issue is non-convertible.
(iii) sinking fund provisions: Equity issues do not require a sinking fund.
(iv) redemption provisions: Shares are redeemed at market value. No premium or discount is applicable.(v) voting rights: Each share shall carries one voting right
(vi) The Board of Directors hold equal power in their position, and the impact of cumulative voting is permitted.
(vii) Liquidation rights-each share shall carry no rights beyond liquidation.
(viii) Preemption rights: Each shareholder is entitled to a proportionate ownership of forthcoming issues.
(ix)  Spence-Lingo & Company has no expressed liabilities to further calls.
(xi)  There are provisions which prohibit any existing prospective holder from owning a substantial amount of securities.

(2) The rights of holders of stock may be modified only through vote of a majority or more of the shares outstanding, voting as a class.

(3)  This offering is does not involve preferred stock.

(4)  The rights evidenced by or payable with respect to these shares are no limited by any other existing or forthcoming issue.

(5)  There are not provisions which would have an delaying effect or preventing a change in control of the registrant. Each shareholders owns a stack in the company, and control  is determined by shares owned.

(b) This issue does not involve debt issues.

(c)  Warrants and rights. The securities to be offered are not offered pursuant to warrants or rights.

(d)  Other Securities. This issue involves no other securities other than capital stock.

(e)   Market information for securities other than common equity- This offering is not for securities other than common equity .

(f) American Depositary Receipts - These offering is for a domestic entity. As such , American Depositary Receipts are not required.

Item 12. Indemnification of Directors and Officers

702

Each selling representative is required to carry errors and omissions insurance in order to indemnify registrant against liability.

Item 13. Financial Statements and Supplementary Data

302 (c) Smaller reporting companies. A registrant that qualifies as a smaller reporting company, as defined by 229.10 is not required to provide the information required by this Item.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

304 (a)(1) During the registrants two most recent fiscal years this registrant has sought not independent or outside assistance in regards to audits. As such no disclosure is necessary relating to:

(i) the resignation of said accountant
(ii) the principal accountant s report on the financial statements for either of the past two years.
(iii) the decision to change accountants was recommended or approved an audit committee, board of directors or other empowered committee.
(iv) disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
(v) other reportable events as is stated in Item (a)(1)(iv)

Item 15. Financial Statement and Exhibits.

(a) Please see Item 1A.

(b) (Item 601) Exhibits and index required.1) Subject to rule 411(c) under the Securities Act and Rule 12b-32 under the Exchange act regarding incorporation of exhibits by reference, the exhibits required in the exhibit table shall be file as indicated, as part of the registration statement or report.
Exhibit Table

	Securities Act forms								Exchange Act forms
	S1	S3	S4[1]	S8	S11	F 1	F 3	F 4[1]	10	8 K2	10 D	10 Q	10 K
(1) Underwriting agreement									N/A
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession									N/A
(3)(i) Articles of incorporation									X
(ii) Bylaws									X
(4) Instruments defining the rights of security holders, including indentures									All rights reserved pursuant to applicable Federal and State Law
(5) Opinion re legality									N/A
(6) [Reserved]									N/A
(7) Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review									N/A
(8) Opinion re tax matters									N/A
(9) Voting trust agreement									N/A
(10) Material contracts									N/A
(11) Statement re computation of per share earnings									N/A
(12) Statements re computation of ratios									N/A
(13) Annual report to security holders, Form 10 Q or quarterly report to security holders[3]									N/A
(14) Code of Ethics									N/A
(15) Letter re unaudited interim financial information									N/A
(16) Letter re change in certifying accountant[4]									N/A
(17) Correspondence on departure of director									N/A
(18) Letter re change in accounting principles									N/A
(19) Report furnished to security holders									N/A
(20) Other documents or statements to security holders									N/A
(21) Subsidiaries of the registrant									X See articles of incorporation
(22) Published report regarding matters submitted to vote of security holders
(23) Consents of experts and counsel									N/A
(24) Power of attorney									N/A
(25) Statement of eligibility of trustee									N/A
(26) Invitation for competitive bids
(27) through (30) [Reserved]									N/A
(31)(i) Rule 13a 14(a)/15d 14(a) Certifications									N/A
(ii) Rule 13a 14/15d 14 Certifications									N/A
(32) Section 1350 Certifications[6]									N/A
(33) Report on assessment of compliance with servicing criteria for asset-backed issuers									N/A
(34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities									N/A
(35) Servicer compliance statement									N/A
(36) through (98) [Reserved]									N/A
(99) Additional exhibits									X
(100) XBRL-Related Documents

1exhibit need not be provided about a company if: (1) With respect to such company an election has been made under Form S4 or F 4 to provide information about such company at a level prescribed by Form S3 or F 3; and (2) the form, the level of which has been elected under Form S 4 or F 4, would not require such company to provide such exhibit if it were registering a primary offering.

SIGNATURES Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Spence-Lingo & Company, Ltd

Date:	July 18, 2008

By:	/s/ Jermaine E. Spence

Name:	Jermaine E. Spence
Title:	Chief Executive Officer
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